Filed pursuant to Rule 433

Issuer Free Writing Prospectus

Dated June 6, 2016

Registration Statement No. 333-210920

Un-carrier Customers #GetThanked with

T-Mobile Stock, T-Mobile Tuesdays & More…

Un-carrier 11, a history-making move dedicated exclusively to saying “thank you” to customers,

offers T-Mobile customers ownership in the company, free stuff every week, and free in-flight Wi-Fi

Bellevue, Washington — June 6, 2016 — In a nationwide simulcast to millions of Un-carrier customers today via the web and social media, T-Mobile (NASDAQ: TMUS) president and CEO John Legere unveiled the company’s eleventh iconic Un-carrier move—#GetThanked, a set of initiatives dedicated exclusively to thanking T-Mobile customers.

In another unprecedented first, Legere introduced Stock Up™, a first-of-its kind program that could turn millions of T-Mobile customers into T-Mobile owners—something no other publicly traded company has done before. The Un-carrier is offering a FULL share of T-Mobile US (TMUS) common stock to millions of existing and new customers. And customers can grow their ownership up to 100 shares a year by doing what they’re already doing—recommending T-Mobile.

In addition, the Un-carrier announced T-Mobile Tuesdays, a new app that thanks T-Mobile customers with free stuff and epic prizes, every Tuesday. T-Mobile has partnered with some of the best and coolest brands to thank its customers every single week, including Gilt, Domino’s, StubHub, Wendy’s, VUDU, Fandango, Legendary Pictures and Universal Pictures, Lyft and more … with new gifts and more partners unveiled every Tuesday.

“Get ready for a gratitude adjustment, America! This Un-carrier move is all about giving you a good thanking! No strings. No gotchas. Just ‘thank you for being a customer!’” said John Legere, president and CEO of T-Mobile. “At T-Mobile, we already wake up every day working for our customers—so I’ve decided to make it official and turn T-Mobile customers into T-Mobile owners by offering them stock. And we’re thanking customers every week with cool stuff from brands people love. For free. Every Tuesday!”

T-Mobile’s also thanking customers with a full free hour of Gogo Wi-Fi on your smartphone on EVERY Gogo-equipped domestic flight—for all T-Mobile customers. That’s two-thirds (67%) of all connected domestic planes and millions of flights a year. Of course, texting on Gogo is still free for Un-carrier customers for the entire flight—but T-Mobile’s beefing it up with free in-flight messaging on iMessage, Google Hangouts, WhatsApp and Viber.

Most corporations say ‘thank you’ with rewards and loyalty schemes that are not much more than thinly veiled attempts to manipulate customers into forking over more of their hard-earned cash. 7 in 10 (72%) people see through it and agree loyalty programs exist to squeeze more money out of them. That’s why 90% of comments about loyalty programs in social media are negative and why customers don’t bother to use well over half (58%) of the programs they’re on.

T-Mobile is turning all that on its head by saying “thank you” to customers and asking nothing in return. With Stock Up and T-Mobile Tuesdays, you don’t have to spend more, stay longer, collect points, or qualify for special, elite tiers to be thanked for being a customer. Un-carrier 11 is about T-Mobile showing its loyalty to customers—not the other way around.

Stock Up like a boss—up to 100 shares of T-Mobile stock

With this history-making move, T-Mobile wants to turn millions of its existing customers into shareholders, starting with everyone who is the primary contact on their eligible postpaid consumer smartphone account. And, tomorrow, new T-Mobile Simple Choice customers who switch to the Un-carrier will also automatically qualify for a full, free share of T-Mobile US stock when they open a new postpaid consumer smartphone account. Now, T-Mobile customers can share in the future of the company.

Beyond the initial share, customers can stock up … and up … and up … just by doing what they already do—recommend T-Mobile. T-Mobile customers are the #1 most satisfied overall in wireless and nearly three-quarters (71%) of them already say they’d recommend the Un-carrier. And 69% of customers say recommendations were the deciding factor in choosing T-Mobile. Starting tomorrow, T-Mobile is thanking these advocates by giving them another full share – up to 100 shares a year – of T-Mobile US stock for every primary account holder who takes their recommendation and switches to the Un-carrier. That’s roughly $4,200 in just one year, based on the current share price!

As a special thank you to its most loyal customers, T-Mobile’s giving those who’ve been with the Un-carrier for five or more years TWO full shares of T-Mobile stock for each recommendation until 2017.

“For me, there’s no higher praise than hearing a customer say they recommend T-Mobile to family and friends, so we wanted to get this right,” said Legere. “And, what better way to thank you than sharing in the future of our company?! Now, T-Mobile customers own the place!”

It costs nothing to get your shares or set up an account with T-Mobile’s brokerage partner, LOYAL3, and there are absolutely no fees to get or sell your share this year – and no fee to maintain your account as long as you’re an active customer. Your T-Mobile stock is completely free. It’s yours to do with what you want—you can hold on to it or sell it and pocket the cash whenever you choose.

Existing customers can claim their T-Mobile stock starting tomorrow, June 7, through June 21 in the T-Mobile Tuesdays app, and customers can learn more about growing their ownership when they recommend T-Mobile at www.t-mobile.com/StockUp.

T-Mobile Tuesdays—Free stuff. Every week.

If you’re a T-Mobile customer, Tuesday is about to become your very favorite day of the week. And it all starts tomorrow, June 7th—the first T-Mobile Tuesday.

First off, the Un-carrier’s treating customers to dinner and a movie every week. Which means T-Mobile customers can carry out a FREE medium two-topping Domino’s pizza, FREE small Wendy’s Frosty and FREE movie rental from VUDU, Walmart’s video on-demand service. And they can do it again next Tuesday. And the one after that. You get the idea.

“That’s right. We just did that. Until further notice, we’re treating our customers to dinner and a movie—all to say ‘Thank you’!” said Legere.

Each week, customers can count on T-Mobile Tuesdays to thank them with recurring gifts, a surprise gift from a new partner and a chance to win something epic. Of course, the Un-carrier will keep changing up the menu to keep your Tuesdays fresh, fun and full of gratitude with more partners like American Giant, Buffalo Wild Wings, Condé Nast, Fanatics, Fandango, Gilt, HotelTonight, JackThreads, Legendary Pictures and Universal Pictures, Lyft, Major League Baseball, MGM Resorts International, Samsung Electronics America, Inc., Shell, StubHub, The Clymb, The Grommet and Warner Brothers. That’s for starters.

The Un-carrier will unveil a surprise ‘thank you’ for customers with a new partner each week. Gifts like free movie tickets, free gift cards, free subscriptions, free ride-sharing and more. Tomorrow, everyone can get a free ticket from Fandango to the opening weekend of this summer’s blockbuster movie, Warcraft—just for being a customer.

Finally, someone will win a truly epic prize every Tuesday. Tomorrow, one lucky person’s going to win a trip on a party bus to a private screening of Warcraft along with 40 of their closest friends with all the candy, popcorn and soda they can handle. Every week, you’ll have a chance to win something truly mind-blowing. Here are just a few examples of upcoming prizes:

•	a trip for two to Vegas to stay at Mandalay Bay with tickets to see UB40 at the Mandalay Bay Beach and roll VIP style at Luxor’s LAX Nightclub. Plus $100 in Lyft credits to get around town.

•	a trip to MLB All-Star week in San Diego for you and a lucky guest, including exclusive access to the Home Run Derby press conference and batting practice to see the top players up close and personal.

•	a once-in-a-lifetime expedition for you and your hiking buddy up the legendary Inca Trail to Machu Picchu in Peru, complete with accommodations, meals, and tours from The Clymb.

•	a trip to New York City to refresh your wardrobe with a $10,000 shopping spree with the help of an in-house stylist in the private Gilt showroom.

To see a calendar of possible prizes through June, check out newsroom.t-mobile.com/news-and-blogs/un-carrier-11.

T-Mobile has made it incredibly simple and easy for you to get these ‘Thank You’ gifts through the free T-Mobile Tuesday mobile app. Just download the app and punch in your phone number, and you’re good to go. The app will even remind you when you have free stuff waiting. T-Mobile Tuesdays is open to all monthly postpaid, prepaid and business T-Mobile customers. And – remember – if you don’t get your Thank You gifts this Tuesday, you can always get ‘em next Tuesday.

To download the T-Mobile Tuesdays app and #GetThanked, visit the App Store or Google Play. And, customers who gloat about their gifts in social media can #GetThanked even more. When customers share pics of their T-Mobile Tuesday gifts using #GetThanked, the Un-carrier will plus up some of them in a big way – with extra Warcraft tickets, a blowout Domino’s party, free Lyft rides all month long and more.

#GetThanked at 30,000 Feet

T-Mobile customers can already text away at 30,000 feet on every Gogo-equipped domestic flight—all flight long. Since this game-changer launched in September 2014, millions of T-Mobile customers have sent in-flight texts—all absolutely free.

Now, the Un-carrier’s taking it one giant step further. Starting June 13, all T-Mobile customers can #GetThanked with a free full hour of Wi-Fi on their smartphones to surf, email, and post to their hearts’ content. And it works on all Gogo-equipped domestic flights—that’s 4 million flights a year—for all T-Mobile customers!

T-Mobile and Gogo are also lighting up iMessage, Google Hangouts, WhatsApp and Viber so customers can use their favorite messaging apps to stay connected – in addition to SMS texting – at 30,000 feet. That’s right. Free messaging and texting, plus a free hour of Gogo Wi-Fi on your smartphone, all in mid-air and all courtesy the Un-Carrier.

For more information on T-Mobile’s in-flight offerings, please visit www.t-mobile.com/offer/free-in-flight-wifi-texting-uncarrier.

For more information on Un-carrier 11, check out www.t-mobile.com/GetThanked and the Un-carrier 11 media kit at newsroom.t-mobile.com/news-and-blogs/un-carrier-11.htm.

Partners Behind T-Mobile Tuesdays

Domino’s

“Pizza is the best ‘thank you’ we can imagine! That’s why we are excited to partner with T-Mobile in rewarding its customers in a big way on T-Mobile Tuesdays. Who knew Tuesday could be the best day of the week? Now it is!”

Dennis Maloney, Chief Digital Officer, Domino’s

Fandango

“We are thrilled to join forces with T-Mobile to thank their customers with millions of free opening weekend ‘Warcraft’ movie tickets as part of their T-Mobile Tuesdays campaign. At Fandango, we love movies, and free movie tickets is a wonderfully effective way to reward T-Mobile customers.”

Jason Davis, VP & GM, Fandango Rewards

HotelTonight

“We’re excited to partner with T-Mobile to help them thank their customers as part of T-Mobile Tuesdays. This is a great opportunity to team up with a likeminded company to do something really special. Like T-Mobile, we’re laser-focused on delighting our customers – offering them incredible service and great value unlike anyone else in our respective industries.”

Sam Shank, CEO and Co-Founder, HotelTonight

JackThreads

“JackThreads is all about partnering with likeminded brands who are dedicated to taking care of their guys. Our customers deserve more from the brands they love and I’m confident that JackThreads and T-Mobile are going to deliver it.”

Ryan McIntyre, Chief Marketing Officer, JackThreads

Lyft

“Treating people better is core to Lyft’s mission. We’re excited to team up with T-Mobile to help thank their customers with a friendlier way to get around town.”

Oliver Hsiang, Vice President of Partnerships, Lyft

Major League Baseball (MLB)

“MLB’s partnership with T-Mobile continues to deliver valuable benefits for our fans with the offering of MLB prizes and experiences through T-Mobile Tuesdays. We are excited to participate in T-Mobile Tuesdays, which is a significant new addition to T-Mobile’s ongoing effort to innovate the way it delivers service, benefits and a unique customer experience.”

Noah Garden, Executive Vice President, Business, Major League Baseball

Samsung Electronics America, Inc.

“Samsung prioritizes innovation, and T-Mobile’s new #GetThanked program delivers a truly innovative way of thanking customers. Samsung and T-Mobile have enjoyed a tremendous business relationship and we’re excited about giving some loyal customers an opportunity to get cutting-edge Samsung products as prizes.”

Travis Warren, Senior Vice President, Samsung Electronics America, Inc.

StubHub

“StubHub is dedicated to connecting people to inspiring events around the globe, and we think there’s no better way to do this than to team up with T-Mobile to reach an even broader audience. We’re extremely excited to participate in T-Mobile Tuesdays so together we can thank fans through the gift of incredible live experiences.”

Kirt Thomson, Director of New Business, StubHub

The CLYMB

“We’re thrilled to be partnering with T-Mobile, an innovative brand that we respect and admire. With T-Mobile Tuesdays they are cutting through the noise and showing their customers love and appreciation and The Clymb is supporting that cause and helping inspire the T-Mobile community to get outdoors and engage in some human-powered adventure. From the gear they might need on their local trail, beach, mountain or river; to planning and booking an epic trip to the other side of the world, we’re here to help with, and celebrate their adventures.”

Luis Vargas, Chief Brand Officer and President Travel, The CLYMB

The Grommet

“The Grommet is excited to be a part of T-Mobile’s #GetThanked campaign, providing the innovative consumer products we launch as thank you gifts and prizes. We hope to surprise and delight T-Mobile’s customers as we surprise The Grommet’s community every day!”

Jillian Balis, Chief Marketing Officer, The Grommet

VUDU

“With Binge On, we teamed up with T-Mobile to empower customers to enjoy movies and TV shows on VUDU without burning through their data plans. With T-Mobile Tuesdays, we’re helping customers #GetThanked with a rental of one our more than 100,000 titles every week without burning through cash. We’re excited to offer a free rental for T-Mobile customers every Tuesday!”

Jeremy Verba, Vice President and General Manager, VUDU and Walmart.com Entertainment

Limited time offers; subject to change. Qualifying service required. At participating locations. Certain promotions may include restrictions/limitations; see specific offer for details. Stock Up: Must be majority age; T-Mobile Tuesday app required. One per primary account holder of qualifying postpaid consumer account with active voice service. New LOYAL3 account required; subject to LOYAL3 terms. Timely (15 days) redemption required; may take up to 60 days for shares to be added. Port-in required for new & referred customers. To make a referral, referring account must have qualifying, active, postpaid service through redemption; referred party must activate new qualifying service & be active for 15 days. T-Mobile has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should consult with your tax advisor and read the prospectus in that registration statement and other documents T-Mobile has filed with the SEC for more complete information about T-Mobile and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, T-Mobile or LOYAL3 will arrange to send you the prospectus if you request by calling toll free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf. Prizes: NO PURCHASE NECESSARY TO ENTER OR WIN. Void where prohibited. See Official Rules available at T-MobileTuesdays.com. Gogo: Requires capable device, Wi-Fi Calling functionality, valid e911 address, & 1 prior Wi-Fi call w/ current SIM card.

About T-Mobile US, Inc.

As America’s Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. The Company’s advanced nationwide 4G LTE network delivers outstanding wireless experiences to more than 65.5 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile US provides services through its subsidiaries and operates its flagship brands, T-Mobile and MetroPCS. For more information, please visit http://www.t-mobile.com.

# # #

Media Contacts

T-Mobile US Media Relations

MediaRelations@T-Mobile.com

Investor Relations

877-281-TMUS OR 212-358-3210

investor.relations@t-mobile.com

Explainer Page:

[Graphic with photo of man. “Stock Up Like a Boss”]

Bring your friends over to T-Mobile®! You’ll get one share of Un-carrier® stock for every friend who opens a qualifying account – up to 100 shares! So invite your friends and grow your share of T-Mobile.

Log in with your T-Mobile account, follow a few simple steps and start referring your friends today.

[Link: Start Referring]

[Link: Download the prospectus]

Did a friend refer you to T-Mobile®?

Someone thinks you should join the Un-carrier.

[Link: See why]

Stock-Up™

Get thanked with Un-carrier stock

[Link: Frequently Asked Questions]

[Link: Customer Support]

[Link: Stock Up Terms and Conditions]

Limited time offer; subject to change. Refer-a-Friend terms apply. Qualifying service for referrer and referee, new activation by referee, and LOYAL3 account (subject to LOYAL3 terms https://rewards.loyal3.com/docs/t-mobile/agreement.pdf) and redemption within 15 days of availability required. May take up to 60 days for shares to be added to account. T-Mobile has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem, consult with your tax advisor and read the prospectus in that registration statement and other documents T-Mobile has filed with the SEC for more information about T-Mobile and this offering. Get those documents for free by visiting EDGAR at www.sec.gov. Alternatively, T-Mobile or LOYAL3 will arrange to send you the prospectus if you requests by calling toll free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf.

Dashboard

[Graphic with photo of woman. “Bring on the Thanking”]

Your stock is ready!

Thanks for referring [Friend Name]! Don’t wait! You have [XX] days left to redeem your stock.

[Link: Claim your share]

[Link: Download the prospectus]

Create a Referral

Ready to bring your friends over to The Un-carrier? This is the place.

[Link: Add a Friend]

You’ve already invited [x] of 10 friends. Limit: 10 active referrals at any time.

Check out your referrals.

See what’s going on with your friends.

[Link: Check Referral Status]

About Stock Up

When you bring friends over to T-Mobile, you get one share of Un-carrier stock for every line that gets added. Up to 100 shares! So invite your friends and grow your claim.

Stock-Up™

Get thanked with Un-carrier stock

[Link: Frequently Asked Questions]

[Link: Customer Support]

[Link: Stock Up Terms and Conditions]

Limited time offer; subject to change. Refer-a-Friend terms apply. Qualifying service for referrer and referee, new activation by referee, and LOYAL3 account (subject to LOYAL3 terms https://rewards.loyal3.com/docs/t-mobile/agreement.pdf) and redemption within 15 days of availability required. May take up to 60 days for shares to be added to account. T-Mobile has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem, consult with your tax advisor and read the prospectus in that registration statement and other documents T-Mobile has filed with the SEC for more information about T-Mobile and this offering. Get those documents for free by visiting EDGAR at www.sec.gov. Alternatively, T-Mobile or LOYAL3 will arrange to send you the prospectus if you requests by calling toll free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf.

Manage referrals

[Graphic with photo of man: “Status Check”]

Check back anytime to see when your Un-carrier stock is ready and keep an eye on your friend’s Stock Up status.

[Link: Friend Name; stock pending]

Your stock is ready!

Thanks for referring [Friend name]! Don’t wait! You have [xx] days left to redeem your stock.

[Link: Claim your share]

[Friend name] expired

[Link: Download the prospectus]

Who else wants in?

[Link: Add them here]

You’ve already invited [x] of 10 friends. Limit: 10 active referrals at any time.

Stock-Up™

Get thanked with Un-carrier stock

[Link: Frequently Asked Questions]

[Link: Customer Support]

[Link: Stock Up Terms and Conditions]

Limited time offer; subject to change. Refer-a-Friend terms apply. Qualifying service for referrer and referee, new activation by referee, and LOYAL3 account (subject to LOYAL3 terms https://rewards.loyal3.com/docs/t-mobile/agreement.pdf) and redemption within 15 days of availability required. May take up to 60 days for shares to be added to account. T-Mobile has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem, consult with your tax advisor and read the prospectus in that registration statement and other documents T-Mobile has filed with the SEC for more information about T-Mobile and this offering. Get those documents for free by visiting EDGAR at www.sec.gov. Alternatively, T-Mobile or LOYAL3 will arrange to send you the prospectus if you requests by calling toll free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf.

Referee page:

[Graphic with photo of woman: “Don’t just join the Un-Carrier. Own It.”]

Kick your old carrier to the curb and bring your number over to T-Mobile®. You’ll #GetThanked with actual Un-carrier stock, plus no two-year contracts and no overages. We’ll even pay off any early termination fees your old carrier tries to stick you with.

Make the switch.

[Link: Shop now] or call (877) 413-5903.

Wanna see more?

[Link: Check out the Un-carrier difference.]

Limited time offer; subject to change. Refer-a-Friend terms apply. Qualifying service for referrer and referee, new activation by referee, and LOYAL3 account (subject to LOYAL3 terms https://rewards.loyal3.com/docs/t-mobile/agreement.pdf) and redemption within 15 days of availability required. May take up to 60 days for shares to be added to account. T-Mobile has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem, consult with your tax advisor and read the prospectus in that registration statement and other documents T-Mobile has filed with the SEC for more information about T-Mobile and this offering. Get those documents for free by visiting EDGAR at www.sec.gov. Alternatively, T-Mobile or LOYAL3 will arrange to send you the prospectus if you requests by calling toll free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf.

TAKE ACTION

REFERRAL COPY–EMAIL

Subject:

You really need to switch to T-Mobile

Body:

Hey <Referee name>.

Check out what’s going at T-Mobile. From music to movies, nobody does it like them—plus, no contracts and they’ll pay your switching fees. And now they’re giving customers a share of stock. Come over now and thank me later for looking out for you!

www.t-mobile.com/claimyourshare

Legal:

Limited time offer; subject to change. Refer-a-Friend terms apply. Qualifying service for referrer and referee, new activation by referee, and LOYAL3 account (subject to LOYAL3 terms https://rewards.loyal3.com/docs/t-mobile/agreement.pdf) and redemption within 15 days of availability required. May take up to 60 days for shares to be added to account. T-Mobile has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem, consult with your tax advisor and read the prospectus in that registration statement and other documents T-Mobile has filed with the SEC for more information about T-Mobile and this offering. Get these documents for free by visiting EDGAR at www.sec. gov. Alternatively, T-Mobile or LOYAL3 will arrange to send you the prospectus if you request by calling toll free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf. Detectable video typically streams at DVD quality (480p or better) with Binge On™ unless video provider opts-out; on opt-out, high-speed data consumption will continue as if Binge On were not enabled. See list [LINK (http://www.t-mobile.com/offer/binge-on-streaming-video-modal-2.html)] for opted-out providers (subject to change). For best performance, leave any video streaming applications at their default automatic resolution setting. You may disable Binge On at any time, but will lose Binge On benefits. Qualifying plans and with capable devices. May affect speed of video downloads; does not apply to video uploads. May not be compatible with services like game consoles and Apple TV. Once full-speed data allotment is reached, all usage slowed to up to 2G speeds until end of bill cycle. T-Mobile and the magenta color are registered trademarks of Deutsche Telekom AG. ©2016 T-Mobile USA, Inc.

Webpage:

WE’RE ALSO MAKING YOU AN OWNER OF THE COMPANY

GET YOUR SHARE OF UN-CARRIER STOCK

You’re more than just a customer to us. So we’re giving you the biggest ranking of all by making you an owner in the Un-carrier with a share of the company.

Download the T-Mobile Tuesdays app today and claim your free share of T-Mobile stock by June 21, 2016.

Read the registration statement and prospectus filed by T-Mobile for important information. Get them for free here [Link to prospectus]

STOCKUP

GET THANKED WITH UN-CARRIER STOCK

[Link: See here for details to claim your share]

REFER A FRIEND FOR EVEN MORE SHARES

Increase your ownership stake with a share of stock for every friend or family member you bring to T-Mobile.

[Link: View details]

Who is eligible to redeem?

Every consumer account holder as of 5/28 on a T-Mobile branded postpaid monthly phone plan can claim a free share of T-Mobile stock. New eligible postpaid consumer accounts after 5/28 also qualify when they bring their number to T-Mobile.

Account must be in good standing. Employee and certain other accounts are not eligible. Download the T-Mobile Tuesdays app to confirm eligibility.

When can I claim my share?

Existing eligible customers as of 5/28/2016 can claim their T-Mobile stock starting June 7 through June 21 in the T-Mobile Tuesdays app. If you are an eligible customer as of between 5/29-6/6, you can claim your T-Mobile stock within 3 weeks and will have 15 days to redeem it.

Eligible new T-Mobile customers who switch their number to a new T-Mobile account on or after 6/7/2016 can claim their T-Mobile stock within 3 weeks of activating new service, and will have 15 days to redeem it.

How do I redeem my free share of Un-carrier stock?

Step 1:

Download the T-Mobile Tuesdays app from the Apple App Store or Google Play*

*	iOS or Android 4.0 or newer phone, other devices visit T-MobileTuesdays.com

Step 2

Log In with your T-Mobile phone number.

Step 3

Go to “My Stuff,” select ‘T-Mobile Stock’ and click ‘Redeem’

Step 4

You will be directed to our partner, LOYAL3, to set up your brokerage account and claim your stock.

What is Stock-Up™?

Stock Up™, a first-of-its kind program that offers to turn millions of T-Mobile customers into T-Mobile owners. As a thank you, the Un-carrier is offering a FULL share of T-Mobile US (TMUS) common stock to every existing and new eligible postpaid consumer account holder on a T-Mobile branded monthly phone plan. And customers can grow their ownership up to 100 shares a year by doing what they are already doing – recommending T-Mobile.

Available to existing postpaid primary account holders as of 5/28 and new account holders after 5/28 who bring their number to T-Mobile. Customer must be a US citizen of majority age in your respective state and must be active and in good standing at the time of redemption. Available in Puerto Rico.

What is the value of a share of TMUS stock?

The value of TMUS stock varies. To find the most current price lookup NASDAQ ticker: TMUS.

Can I only get my stock on a Tuesday?

No. Once your Stock Up™ offer is made available you will have 15 days to redeem and can claim your share on any day of the week during that period.

How do I get more stock with Stock Up™ by recommending T-Mobile?

Simple, refer your friends & family through the T-Mobile App or online at www.t-mobile.com/stockup by typing in their current phone number. You can enter up to 10 phone numbers at a time. Once they provide consent for referral, switch to T-Mobile and are an active eligible customer for 15 days, you will get an offer for one share for each account that you successfully referred. You can receive up to 100 shares a year!

Is Stock Up™ separate from the T-Mobile Tuesdays app?

Your initial thank you share is redeemed through the T-Mobile Tuesdays app, but growing your ownership through referrals is a separate process. The Stock Up™ referral program can be accessed through our T-Mobile App or by visiting www.t-mobile.com/stockup via any web enabled device or desktop browser.

Are the new customers I’m referring required to bring their existing phone number to T-Mobile?

Yes, the new customer you are referring is required to port in their existing phone numbers. See www.t-mobile.com/stockup for more details on eligibility.

Limited time offer; subject to change. Qualifying service required. For best experience use App. Certain promotions may include restrictions/limitation. See offer for detail. Use of some app content or features may incur separate, additional charges and/or require qualifying service or access to Wi-Fi connection. Stock Offer expires 12/31/2016; subject to change. Available for customers using the T-Mobile Tuesday app only. Limit of 1 offer per qualifying account. New Loyal3 account required; account subject to Loyal3 terms https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf. Offers must be redeemed within 15 days of offer being made available through the app; may take up to 60 days for shares to be added to Loyal3 Account. T-Mobile has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should consult with your tax advisor and read the prospectus in that registration statement and other documents T-Mobile has filed with the SEC for more complete information about T-Mobile and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, T-Mobile or Loyal3 will arrange to send you the prospectus if you request by calling toll free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf.

Certificate simulated. Must be a customer by 12/31/2016. 1 per qual’g, postpaid, consumer account with active voice service. Before acting, you should read the registration statement and prospectus filed by T-Mobile for important information. Get them for free at www.sec.gov or at https://rewards.loyal3.com/t-mobile/prospectus.pdf.

Must be a customer by 12/31/2016. 1 per qual’g, postpaid, consumer account with active voice service. Before acting, you should read the registration statement and prospectus filed by T-Mobile for important information. Get them for free at www.sec.gov or at https://rewards.loyal3.com/t-mobile/prospectus.pdf.

100%
YOU’RE AN OWNER
YOU JUST GOT THANKED LIKE A BOSS WITH FREE UN-CARRIER STOCK
GO TO MY STUFF
Offer expires 12/31/2016; subject to change. Available for customers using the T-Mobile Tuesdays app only. Limit of 1 offer per qualifying account. New Loyal3 account required; account subject to Loyal3 terms https://rewards.loyal3.com/docs/t-mobile/agreement.pdf Offers must be redeemed within 15 days of offer being made available through the app; may take up to 60 days for shares to be added to Loyal3 Account. T-Mobile has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should consult with your tax advisor and read the prospectus in that registration statement and other documents T-Mobile has filed with the SEC for more complete information about T-Mobile and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, T-Mobile or Loyal3 will arrange to send you the prospectus if you request by calling toll free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf

From: T-Mobile StockUp <t-mobile.stockup@loyal3.com> Subject: T-Mobile is thanking you like never before
Complete your account and get your T-Mobile® share.
T - Mobile
POWERED BY
LOYAL3
YOU’RE ONE STEP CLOSER
TO OWNING IT
STOCK UP™
GET THANKED WITH UNCARRIER STOCK
[NAME], you’re about to own a piece of The Un-carrier™! All you have to do is log in at this link to finish up your LOYAL3 brokerage account. So keep going—you’re almost an owner!
CLAIM YOUR SHARE >
Don’t forget, you have until Jun 21, 2016 to setup your account and claim your share!
This email is sent by LOYAL3 Securities, Inc. Member FINRA, SIPC.
©2016 LOYAL3. All rights reserved. Trademarks and brand logos owned by LOYAL3 or T-Mobile.
We will not ask you to provide personal information by email. Please do not reply to this email.
Offers must be redeemed within 15 days of offer being made available through the app; may take up to 2 weeks after completing redemption for shares to be added to LOYAL3 account.
Available for customers using the T-Mobile Tuesdays app only. Limit 1 offer per qualifying account. New LOYAL3 account required; account subject to LOYAL3 terms.
Last date to earn a referral offer through the StockUp TM program is 12/31/16; subject to change.
T-Mobile has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should consult with your tax advisor and read the prospectus in that registration statement and other documents T-Mobile has filed with the SEC for more complete information about T-Mobile and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.
Alternatively, T-Mobile or LOYAL3 will arrange to send you the prospectus if you request by calling toll free
1-855- 256-9253 or visiting https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf.

From: T-Mobile StockUp <t-mobile.stockup@loyal3.com> Subject: Your stock has arrived. Time to own it.
You just got thanked
T - Mobile
POWERED BY
L0YAL3
NOW YOU’RE IN THE OWNER’S CIRCLE
STOCK UPTM
GET THANKED WITH UN-CARRIER STOCK
Congratulations, [NAME]. You just became a shareholder in T-Mobile®! Check out how your stock is doing when you log in to your account. So start walking around like you own the place, because you do!
VIEW YOUR SHARE >
And the thanking doesn’t stop there. With StockUp™, you get another share when you refer friends and family to T-Mobile. Now that’s one big thanking portfolio!
This email is sent by LOYAL3 Securities, Inc. Member FINRA, SIPC.
©2016 LOYAL3. All rights reserved. Trademarks and brand logos owned by LOYAL3 or T-Mobile.
We will not ask you to provide personal information by email. Please do not reply to this email.
Offers must be redeemed within 15 days of offer being made available through the app; may take up to 2 weeks after completing redemption for shares to be added to LOYAL3 account.
Available for customers using the T-Mobile Tuesdays app only. Limit 1 offer per qualifying account. New L0YAL3 account required; account subject to LOYAL3 terms.
Last date to earn a referral offer through the StockUp TM program is 12/31/16; subject to change.
T-Mobile has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should consult with your tax advisor and read the prospectus in that registration statement and other documents T-Mobile has filed with the SEC for more complete information about T-Mobile and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.
Alternatively, T-Mobile or LOYAL3 will arrange to send you the prospectus if you request by calling toll free
1-855- 256-9253 or visiting https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf.

From: T-Mobile StockUp <t-mobile.stockup@loyal3.com> Subject: Your stock has arrived. Time to own it.
You just got thanked
T - Mobile
POWERED BY
LOYAL3
WAY TO OWN IT!
STOCK UPTM
GET THANKED WITH UN-CARRIER STOCK
Congratulations, [NAME]. You’ve got a piece of The Un-carrier. Check out how your stock is doing when you log in to your account. Otherwise, just sit back, relax, and enjoy ownership!
VIEW YOUR SHARE >
Now keep referring your friends and family for even more shares with StockUp™. Those shares add up so you can #GetThanked over and over again.
This email is sent by LOYAL3 Securities, Inc. Member FINRA, SIPC.
©2016 LOYAL3. All rights reserved. Trademarks and brand logos owned by LOYAL3 or T-Mobile.
We will not ask you to provide personal information by email. Please do not reply to this email.
Offers must be redeemed within 15 days of offer being made available through the app; may take up to 2 weeks after completing redemption for shares to be added to LOYAL3 account.
Available for customers using the T-Mobile Tuesdays app only. Limit 1 offer per qualifying account. New LOYAL3 account required; account subject to LOYAL3 terms.
Last date to earn a referral offer through the StockUp TM program is 12/31/16; subject to change.
T-Mobile has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should consult with your tax advisor and read the prospectus in that registration statement and other documents T-Mobile has filed with the SEC for more complete information about T-Mobile and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.
Alternatively, T-Mobile or LOYAL3 will arrange to send you the prospectus if you request by calling toll free
1-855- 256-9253 or visiting https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf.

Must be a customer by 12/31/2016; subject to change. Limit one per qualifying account. T-Mobile Tuesdays app, new LOYAL3 account (subject to LOYAL3 terms https://rewards.loyal3.com/docs/t-mobile/agreement.pdf) and redemption within 15 days of availability required. Allow up to 60 days for shares to be added to account. T-Mobile has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem, consult with your tax advisor and read the prospectus in that registration statement and other documents T-Mobile has filed with the
SEC for more information about T-Mobile and this offering. Get these documents for free by visiting EDGAR at www.sec.gov. Alternatively, T-Mobile or LOYAL3 will arrange to send the prospectus if you request by calling toll-free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf. © 2016 T-Mobile USA, Inc.
STOCK UP LIKE A BOSS
Get thanked with Un-carrier stock-we’ll make you owner!
STOCK UP
Must be a customer by 12/31/2016; subject to change. Limit one per qualifying account. T-Mobile Tuesdays app, new LOYAL3 account (subject to LOYAL3 terms https://rewards.loyal3.com/docs/t-mobile/agreement.pdf) and redemption within 15 days of availability required. Allow up to 60 days for shares to be added to account. T-Mobile has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem, consult with your tax advisor and read the prospectus in that registration statement and other documents T-Mobile has filed with the
SEC for more information about T-Mobile and this offering. Get these documents for free by visiting EDGAR at www.sec.gov. Alternatively, T-Mobile or LOYAL3 will arrange to send the prospectus if you request by calling toll-free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf. © 2016 T-Mobile USA, Inc.
FREE STUFF AND EPIC PRIZES EVERY TUESDAY
GET THE APP
T-MOBILE TUESDAYS
GET THANKED. GET THE APP.
#GETTHANKED
#GETTHANKED
It’s our time to say thanks.
Download the T-Mobile Tuesdays app and get free stuff and a chance to win epic prizes, just for being a customer.
Every week.
No strings attached.
T-MOBILE TUESDAYS
FREE STUFF.EVERY WEEK
Limited-time offer; subject to change. Qualifying service required. Certain promotions may include restrictions/limitations. See offer for details. © 2016 T-Mobile USA, Inc.P90816.1.TableTent

Fact Sheet T-Mobile Stock Up™

June 2016

The Un-carrier wants to turn millions of T-Mobile customers into T-Mobile owners - something no other publicly traded company has done before at this scale! With Stock Up, millions of T-Mobile’s existing and new customers can get one FULL share of T-Mobile US (TMUS) common stock.

And, T-Mobile customers can grow their ownership up to 100 more shares per year when they recommend the Un-carrier – something they already do at record levels. Nearly three-quarters of T-Mobile customers (71%) already say they’d recommend the Un-carrier, and T-Mobile customers are the #1 most satisfied in wireless.

Who can Stock Up?

•	Every primary account holder on postpaid consumer voice accounts can get a share to start. If you have more than one person on your account, the primary account holder can receive the share. The share of stock is not transferrable to other people on your account. Customers must be active and in good standing.

•	Existing T-Mobile customers as of 5/28 can claim their stock June 7 – June 21 in the T-Mobile Tuesdays app, which is available in the App Store and Google Play. You have 15 days to claim the initial share and can do so on any day of the week.

•	New customers switching to T-Mobile can claim their T-Mobile stock through the T-Mobile Tuesdays app approximately 2 weeks post-activation with the Un-carrier and will have 15 days to redeem it.

How do I get my stock? Can I sell it or trade it?

•	Stock is claimed through the T-Mobile Tuesdays app. After you register to confirm your eligibility, the offer will be in your My Stuff folder.

•	In order to receive or trade stock, you will need an account with LOYAL3, an established electronic brokerage. T-Mobile is working with LOYAL3 to provide an account to customers at no charge.

•	There is no fee to receive or sell your stock reward, and you will not be charged a fee to hold it in your LOYAL3 brokerage account as long as you remain active.

•	Once you claim the stock, it is yours to do whatever you want with it. Sell it and pocket the cash or keep it and share in the future of the Un-carrier!

•	The share is just like getting a rebate on your wireless bill from T-Mobile, and we do not expect you will have to pay income tax on it. Please see the tax section in the Prospectus Supplement and consumer a tax advisor for more information.

Can I grow my ownership in T-Mobile?

•	Yes! You can grow your ownership by up to 100 shares per year when recommending T-Mobile to others! Subject to eiligiblity and program rules.

•	To get started, log into my.t-mobile.com or go to www.t-mobile.com/StockUp. Follow the instructions to enter the phone numbers of the people you’re recommending before they switch to T-Mobile. You can enter up to 10 phone numbers at a time and will be given a link to share with your friends.

•	When someone you recommend accepts the referral, switches to the Un-carrier and has been active with T-Mobile for 15 days, you will get a notification that it’s time to get your stock reward! You will have 15 days to claim your new reward.

•	Every line on postpaid consumer voice accounts can recommend T-Mobile and earn more shares, up to 100 shares per year!

•	Through the end of the year, customers who have been with T-Mobile for five or more years will get TWO shares per account, up to 100 shares per year.

•	For tax purposes, you will have income to the extent of shares received for referrals. Please see the tax section in the Prospectus Supplement and consumer a tax advisor for more information.

Media Contact:

T-Mobile US Media Relations

MediaRelations@T-Mobile.com

Stock Up: T-Mobile Tuesday app required. One per primary account holder of qual’g postpaid consumer account with active voice service. New LOYAL3 account required; subject to LOYAL3 terms. Timely redemption required; may take up to 60 days for shares to be added. To make a referral, referring account must have qualifying, active, postpaid service through redemption; referred party must activate new qualifying service & be active for 15 days. T-Mobile has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should consult with your tax advisor and read the prospectus in that registration statement and other documents T-Mobile has filed with the SEC for more complete information about T-Mobile and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, T-Mobile or LOYAL3 will arrange to send you the prospectus if you request by calling toll free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf.